LOAN AGREEMENT


         This Loan Agreement (the "Agreement") is made and entered into this 31st day of May, 2000, by and between Zions First National Bank, a national banking association ("Lender") and Evans & Sutherland Computer Corporation, a Utah corporation ("Borrower").

         In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Defined Terms. When used in this Agreement, the following terms shall have the following meanings:

                  1.1.1 "Appraisal" means the appraisal of the Property prepared by an appraiser and showing a value for the Property acceptable to Lender.

                  1.1.2 "Assignment of Ground Lease" means the Assignment of Tenant's Interest in Ground Lease for Security dated the Closing Date and entered into in connection with the Loan.

                  1.1.3 "Assignment of Leases" means the Assignment of Leases dated the Closing Date and entered into in connection with the Loan.

                  1.1.4 "Building 540 Ground Lease" means the Lease Agreement dated November 21, 1972, as amended by an Addendum to Lease Agreement dated November 21, 1972, a Second Addendum to Lease Agreement dated June 4, 1973, a Third Addendum to Lease Agreement dated December 7, 1973, and a Fourth Addendum to Lease Agreement dated September 12, 1979, all entered into between Ground Lessor, as lessor, and Mountain Co-Venture, a general partnership, as lessee, and as amended by a Fifth Addendum to Lease Agreement dated April 9, 1987 entered into between Ground Lessor, as lessor, and Borrower, as lessee, wherein Ground Lessor leases a portion of the Property known as Building 540 to Borrower.

                  1.1.5 "Building 560 Ground Lease" means the Lease Agreement dated September 4, 1979 entered into between Ground Lessor, as lessor, and Tri Venture, a general partnership, as lessee, as amended by a First Addendum to Lease Agreement dated April 9, 1987, and a Second Addendum to Lease Agreement dated December 31, 1990, all entered into between Ground Lessor, as lessor, and Borrower, as lessee, wherein Ground Lessor leases a portion of the Property known as Building 560 to Borrower.

                  1.1.6 "Building 580 Ground Lease" means the Lease Agreement dated November 21, 1973, as amended by a First Addendum to Lease Agreement dated May 24, 1974, a Second Addendum to Lease Agreement dated March 23, 1977, a Third Addendum to Lease Agreement dated September 12, 1979, all entered into between

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Ground  Lessor,  as lessor,  and Park  Enterprises,  a general  partnership,  as lessee, and as amended by a Fourth Addendum to Lease Agreement dated April 9, 1987 entered into between Ground Lessor, as lessor, and Borrower, as lessee, wherein Ground Lessor leases a portion of the Property known as Building 580 to Borrower.

                  1.1.7 "Building 600 Ground Lease" means the Lease Agreement dated April 9, 1987, as amended by a First Addendum to Lease Agreement dated December 31, 1990, all entered into between Ground Lessor, as lessor, and Borrower, as lessee, wherein Ground Lessor leases a portion of the Property known as Building 600 to Borrower.

                  1.1.8 "Building 650 Ground Lease" means the Lease Agreement dated September 5, 1980 entered into between Ground Lessor, as lessor, and Black Hawk Investment Company, a general partnership, as lessee, and as amended by a First Amendment to Lease Agreement dated June 7, 1982, a Second Amendment to Lease Agreement dated September 28, 1982, a Third Addendum to Lease Agreement dated April 9, 1987, and a Fourth Addendum to Lease Agreement dated December 31, 1990, all entered into between Ground Lessor, as lessor, and Borrower, as lessee, wherein Ground Lessor leases a portion of the Property known as Building 650 to Borrower.

                  1.1.9 "Building 770 Ground Lease" means the Lease Agreement dated April 1, 1988, as amended by a First Addendum to Lease Agreement dated December 31, 1990, all entered into between Ground Lessor, as lessor, and Borrower, as lessee, wherein Ground Lessor leases a portion of the Property known as Building 770 to Borrower.

                  1.1.10 "Building 790 Ground Lease" means the Lease Agreement dated December 31, 1990 entered into between Ground Lessor, as lessor, and Borrower, as lessee, wherein Ground Lessor leases a portion of the Property known as Building 790 to Borrower.

                  1.1.11 "Closing Date" means the date of this Agreement set forth in the first paragraph on the first page of this Agreement.

                  1.1.12  "Collateral"  means the property  described in Section
2.4 of this Agreement as collateral for the Loan.

                  1.1.13 "Environmental Compliance Audit" means an audit of the Project for the purpose of determining whether Borrower's use of the Project and the Project are in substantial compliance with all applicable Environmental Laws. The audit shall include, without limitation, (i) a determination of all environmental registrations and notices required to be filed by Borrower with respect to the Project, (ii) a determination of all permits and approvals required to be obtained or maintained by Borrower with respect to the Project,
(iii) an examination of the Project to determine whether there has been any disposal of Hazardous Materials on or under the Project or any other violation of any applicable Environmental Law affecting Borrower's use of the Project or the Project which requires remediation to be in compliance with Environmental Laws in effect as of the date of the audit, and (iv) a review of Borrower's facilities, records, policies, procedures and ongoing operations to determine whether Borrower's operations are being conducted in full compliance with all applicable Environmental Laws.

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                  1.1.14  "Environmental  Compliance Audit  Certificate" means a
certificate  addressed  to  the  Lender  issued  by  a  competent,   independent
environmental consultant acceptable to the Lender certifying that the consultant has completed an Environmental Compliance Audit of Borrower's use of the Project and the Project, and that, except as otherwise disclosed in the Environmental Report, (i) as of the effective date of the certificate, Borrower's use of the Project and the Project are in substantial compliance with all applicable Environmental Laws, (ii) there has been no known disposal of Hazardous Materials at, in, on or under the Project which requires remediation to be in compliance with Environmental Laws in effect as of the date of the audit, and (iii) in the consultant's opinion after due inquiry, there is no basis for the consultant to recommend or require further investigation or testing with respect to any suspected or possible disposal of Hazardous Materials at the Project.

                  1.1.15 "Environmental Laws" means all federal, state and local laws and ordinances pertaining to the generation, manufacture, refining, recycling, treatment, handling, use, storage, transportation, disposal and cleanup of hazardous, radioactive, reactive, flammable, infectious, toxic or dangerous substances or materials or the protection of public health or of the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601, et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss. 6901, et seq.); the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601, et seq.); the Clean Air Act (42 U.S.C.ss.ss. 7401, et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251, et seq.); the Safe Drinking Water Act (42 U.S.C. ss.ss.300(f) et seq.); the Hazardous Material Transportation Act (49 U.S.C. ss.ss. 1801, et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.); the Occupational Safety and Health Act (29 U.S.C. ss.ss.651 et seq.); and any similar state law, including all amendments thereto and all regulations promulgated thereunder, and further including the conditions and requirements of all permits and regulatory approvals issued thereunder.

                  1.1.16 "Environmental Report" means individually and collectively (i) the environmental sensitivity questionnaire prepared by Borrower and delivered to Lender in connection with the Property, and (ii) any environmental reports acceptable to Lender prepared by an environmental engineer acceptable to Lender and delivered to Lender in connection with the Property.

                  1.1.17 "Event of Default" has the meaning set forth in Article 6 of this Agreement.

                  1.1.18 "Ground Lease" means collectively the Building 540 Ground Lease, the Building 560 Ground Lease, the Building 580 Ground Lease, the Building 600 Ground Lease, the Building 650 Ground Lease, the Building 770 Ground Lease, and the Building 790 Ground Lease.

                  1.1.19 "Ground Lease Estoppel Certificate" means the Ground Lease Estoppel Certificate and Consent dated the Closing Date and executed by Ground Lessor in connection with the Loan.

                  1.1.20 "Ground Lessor" means the University of Utah, a body corporate and politic.

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                  1.1.21  "Hazardous  Materials" means (a) "hazardous  waste" as defined by the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), including any future amendments thereto, and regulations promulgated thereunder; (b) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), including any future amendments thereto, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) underground storage tanks, whether empty or filled or partially filled with any substance; (f) any substance the presence of which is or becomes prohibited by any federal, state, or local law, ordinance, rule, or regulation; and (g) any hazardous or toxic substance, material, or waste which under any federal, state, or local law, ordinance, rule, or regulation requires special handling or notification in its collection, storage, treatment or disposal, and any matter or material defined as a "Hazardous Material", or other similar term, under the Ground Lease.

                  1.1.22 "Leases" has the meaning described in Section 4.10 of this Agreement.

                  1.1.23 "Loan" means the loan described in Article 2 of this Agreement made by Lender to Borrower pursuant to the Loan Documents, which Loan is in the amount of the Principal Amount.

                  1.1.24 "Loan Documents" means this Agreement, the Note, Trust Deed, Assignment of Leases, and any other documents, whether now or hereafter existing, executed in connection with the Loan.

                  1.1.25 "Loan Fee" means the loan fees described in Section 2.3 of this Agreement.

                  1.1.26 "Maturity Date" means March 30, 2001, the date on which the Principal Indebtedness and all accrued and unpaid interest shall be due and owing.

                  1.1.27 "Note" means the Promissory Note dated the Closing Date and executed in connection with the Loan.

                  1.1.28 "Permitted Encumbrances" means the liens and encumbrances that have been approved by Lender to appear as exceptions to title in the Title Policy, pursuant to Lender's escrow instruction letter to the Title Company executed in connection with the Loan and delivered to the Title Company, and any other title matters approved by Lender in writing during the term of the Loan.

                  1.1.29  "Principal   Amount"  means  Fifteen  Million  Dollars
($15,000,000.00).

                  1.1.30 "Principal Indebtedness" means the Principal Amount together with any additional advances, if any, and any additional amounts advanced by Lender, if any, pursuant to the Loan Documents.

                  1.1.31   "Project"  means  the  Property   together  with  all
improvements on the Property, including all buildings.

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                  1.1.32 "Property" means the leasehold  interest of Borrower in that certain real property located in Salt Lake County, State of Utah, as that property is described on the attached Exhibit A which is incorporated into this Agreement by this reference.

                  1.1.33 "SNDA" means any Subordination, Non-Disturbance and Attornment Agreement satisfactory in form and content to Lender and Lender's counsel, from each tenant holding a leasehold interest in all or any part of the Project.

                  1.1.34 "Title Commitment" means the commitment for title insurance described in Section 4.2 of this Agreement.

                  1.1.35 "Title Company" means Landmark Title Company, whose address is Plaza 7-21, 675 East 2100 South, Suite 200, Salt Lake City, Utah 84106.

                  1.1.36 "Title Policy" means the policy of title insurance described in Section 5.10 of this Agreement.

                  1.1.37 "Trust Deed" means the Term Loan Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing dated the Closing Date and entered into in connection with the Loan which encumbers the Property.

                  1.1.38 "UCC-1 Financing Statement" means collectively the UCC-1 Financing Statements dated the Closing Date and entered into in connection with the Loan.

                                    ARTICLE 2
                            AMOUNT AND TERMS OF LOAN

         2.1 Nature and Duration of Loan. The Loan shall be a revolving loan payable in full upon the date and upon the terms and conditions provided in the Note. Lender and Borrower intend the Loan to be in the nature of a line of credit under which Borrower may repeatedly draw funds on a revolving basis in accordance with the terms and conditions of this Agreement and the Note. The right of Borrower to draw funds and the obligation of Lender to advance funds shall not accrue until all of the conditions set forth in Article 4 of this Agreement (except as otherwise specified in Sections 4.4 and 4.5 of this Agreement) have been fully satisfied, and shall terminate: (a) upon occurrence of an Event of Default, or (b)upon maturity of the Note, unless the Note is renewed or extended by Lender in which case such termination shall occur upon the maturity of the final renewal or extension of the Note. Upon such termination, at the election of Lender, any and all amounts owing to Lender pursuant to the Note and this Agreement shall thereupon be due and payable in full.

         2.2 Interest Rate and Payment. The Loan shall be payable on the date and upon the terms and conditions set forth in the Note. Borrower and Lender agree that if any of the financial covenants for Tier I financing, as set forth in Section 5.15 of this Agreement, are not fully and timely met, the interest rate set forth in the Note shall be increased pursuant to the terms and conditions set forth in the Note until such time, if ever, that Borrower complies with all of said Tier I financing covenants.

         2.3      Loan Fees.

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

                  2.3.1 Origination Fee. Borrower agrees to pay to Lender from the Loan proceeds, as a non-refundable fee for originating the Loan, an amount equal to Three Hundred Thousand Dollars ($300,000.00), which sum is to be paid on the Closing Date.

                  2.3.2 Quarterly Fees. If Borrower fails to fully or timely meet any of the financial covenants for Tier I financing as set forth in Section
5.15 of this Agreement, Borrower shall pay to Lender from the Loan proceeds, as a non-refundable fee, an amount equal to one-half of one percent (.50%) of the Committed Amount within ten (10) days following Lender's delivery of a written notice of assessment of such fee following the end of each quarter during the term of the Loan during which time the Tier I financial covenants were not met. "Committed Amount" shall mean the full amount of the Note then disbursed and outstanding at the end of each quarter, as well as those amounts still held by Lender and intended to be disbursed pursuant to the terms and conditions of this Agreement.

         2.4 Collateral. In addition to all other collateral described in any of the Loan Documents, the Loan shall be secured by the following documents and all of the collateral described in each of the following documents (the "Collateral"):

                  2.4.1    Trust Deed.  The Trust Deed.

                  2.4.2 Assignment of Ground Lease. The Assignment of Ground Lease.

                  2.4.3    Assignment of Leases.  The Assignment of Leases.

                  2.4.4    UCC-1 Financing Statement.  The UCC-1 Financing
Statement.

         2.5 Business Credit Card Obligations. In addition to the Loan, Borrower shall grant to Lender a security interest in the Collateral to secure the full and timely performance of all business credit card obligations heretofore or hereafter undertaken by Borrower in favor of Lender pursuant to all business bank card accounts issued by Lender to, at the request of, or for the benefit of, Borrower.

         2.6 Letter of Credit Facility. Borrower is authorized to utilize the Loan for the purpose of obtaining the issuance of one or more letter(s) of credit by Lender, up to an aggregate amount of Seven Million Dollars ($7,000,000) for use in Borrower's business operations. Upon issuance of any letter of credit and continuing until the cancellation or termination thereof, Lender shall reserve the amount of the letter of credit from the Loan proceeds, which reserved amount shall not be available for other Borrower draws or advances, whether or not any claim is actually made against the letter of credit. Any amount reserved for a letter of credit facility shall not bear interest unless and until any amounts are drawn thereon and then only to the extent of said draws. In addition to any fees assessed under the Letter of Credit Reimbursement Agreement to be executed by Borrower with issuance of any letter of credit, Borrower shall pay to Lender a fee upon the issuance of any letter of credit which shall be calculated as follows:

                  (a) If Borrower has fulfilled all of the Tier I financial covenants set forth in Section 5.15 of this Agreement for the immediately preceding quarter, Borrower shall pay a fee equal to two percent (2%) per annum of the amount of said letter of credit.

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

                  (b) If Borrower has failed to fulfill all of the Tier I financial covenants set forth in Section 5.15 of this Agreement for the immediately preceding quarter, Borrower shall pay a fee equal to four and one-half percent (4.5%) per annum of the amount of said letter of credit.

                  (c) If, having received the preferential pricing of the letter of credit issuance fee, Borrower thereafter fails to maintain compliance  with all Tier I  financial  covenants  set forth in Section
         5.15 of this Agreement in any future quarter during the term of the letter of credit, Borrower shall pay an additional fee of two and one-half percent (2.5%) per annum of the amount of said letter of credit.

         The  maturity of any letter of credit  issued  pursuant to this Section
2.6 may extend at the election of Borrower up to ninety (90) days beyond the maturity date of the Loan. However, any such extension shall not effect any extension upon any other obligation or other covenant under taken by Borrower in the Loan Documents, except as specifically set forth in those certain documents executed concurrently with the issuance of the letter of credit.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Lender:

         3.1 Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Utah. Except as set forth on the attached Exhibit B which is incorporated herein by this reference, Borrower is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification, except as where the failure to be so qualified would not have a material adverse effect on Borrower's business. Borrower has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents, and all agreements, documents, obligations, and transactions contemplated by this Agreement.

         3.2 Authorization. The execution, delivery, and performance by Borrower of the Loan Documents and all agreements, documents, obligations, and transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Borrower and are not inconsistent with Borrower's organizational documents or any resolution of the board of directors, members, partners, or trustees, as the case may be, of Borrower, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Borrower is a party or by which Borrower is bound, and that upon their execution and delivery the Loan Documents will constitute legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

         3.3 Pending Litigation. There is no action, suit or proceeding pending against or to the best of Borrower's knowledge, threatened, against or affecting Borrower or the Property, in any court of law or equity or before any governmental or quasi-governmental instrumentality, whether federal, state, county or municipal, which would materially and adversely affect Borrower's ability to perform under the Loan Documents.

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

         3.4 Tax Returns. To the best of Borrower's knowledge, all state and federal tax returns and reports of Borrower required by law to be filed have been duly filed and all material taxes, assessments, and other governmental charges upon Borrower and upon Borrower's properties, assets or income and upon the Property, which are due and payable, have been paid and shall continue to be so paid.

         3.5 Compliance with Laws. The Project is in compliance with all applicable environmental protection (including, without limitation, wetlands and endangered species protection), use and building codes, planning, subdivision covenants, conditions, and restrictions recorded against the Property, laws, regulations and ordinances, including, without limitation to the extent applicable, the Miller Act (40 USC Section 270a and following), the Davis-Bacon Act (40 USC Section 276a and following), and all other federal law applicable to federal projects, and Borrower has no knowledge or notice of any violation of any laws, ordinances, codes, requirements or orders of any governmental instrumentality having jurisdiction of the Property, including, without limitation, all applicable federal, state and local laws, rules, ordinances and regulations relating to the use, storage, transportation, and disposal of any Hazardous Materials on, in or under the Project, and all applicable federal, state and local laws, rules, ordinances and regulations relating to wetlands or endangered species protection and the effect of the development, construction and use of the Project on any wetlands or endangered species. Borrower has no knowledge of any actions or proceedings pending before any court or administrative agency with respect to the validity of such laws, regulations and ordinances or with respect to any certificates issued thereunder.

         3.6 Financial Statements and Other Information. Borrower has provided Lender with copies of its audited financial statements (the "Audited Financial Statements") for the fiscal year ended December 31, 1999. The audited consolidated financial statements of Borrower included in the Form 10-K filed with the Securities and Exchange Commission on March 30, 2000 (the "Form 10-K") fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, the consolidated financial position of Borrower as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. No material adverse change has occurred in the financial condition of Borrower reflected in the Form 10-K since the dates thereof and no additional borrowings in excess of $600,000.00 have been made by Borrower since the dates thereof, other than the borrowing contemplated hereby. All other documents and information delivered to Lender by Borrower are accurate in all respects to Borrower's best knowledge.

         3.7 Hazardous Materials and Wetlands. No Hazardous Materials other than as set forth in the Environmental Report are now located on the Property, and neither Borrower nor any other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Property, or any part thereof, in each case, except in full compliance with all applicable Environmental Laws. To the best of Borrower's knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials is proposed, threatened, anticipated or in existence with respect the Property. The representations and warranties contained in this Section 3.7 shall survive the reconveyance of the

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Trust Deed.  There are no wetlands on the  Property,  as wetlands are  regulated pursuant to Section 404 of the Federal Water Pollution  Control Act (Clean Water
Act), and the regulations promulgated under the statute or its successor statute.

         3.8 Title to Property. To the best of Borrower's actual knowledge, Ground Lessor has good and marketable title to the Property, subject to the terms and conditions of the Ground Lease. Borrower has a leasehold interest in the Property under the Ground Lease, subject only to the Permitted Encumbrances. The Property, and any and all improvements thereon, are free and clear of all liens and encumbrances, excepting the Permitted Encumbrances.

         3.9 Commission. No brokerage or other fee, commission or compensation is to be paid by Lender, and Borrower hereby indemnifies Lender against any and all claims for brokerage fees or commissions which may be asserted against Lender, and hereby agrees to pay all expenses incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions, including but not limited to costs and attorneys fees.

         3.10 Americans with Disabilities Act. The Project is accessible to and usable by persons with disabilities pursuant to the accessibility requirements of the Americans With Disabilities Act (the "Act"), and all applicable regulations promulgated by the U.S. Architectural and Transportation Barriers Compliance Board, by the U.S. Department of Justice, and by all other applicable agencies. The Project will comply with all accessibility requirements of the Act and regulations, together with the requirements of the Americans With Disabilities Act Accessibility Guidelines for Buildings and Facilities.

                                    ARTICLE 4

                      CONDITIONS PRECEDENT TO DISBURSEMENT

         As a condition precedent to the first disbursement of any Loan proceeds, all of the following conditions must be fully satisfied as determined by Lender, in Lender's sole discretion:

         4.1 Authority. Borrower has delivered to Lender a copy of Borrower's organizational documents, together with all amendments, and an original officer's certificate regarding the resolutions of Borrower's Board of Directors which is acceptable to Lender. Borrower also has delivered to Lender such other evidence of Borrower's good standing and authority as Lender may request.

         4.2 Title Commitment. Borrower has delivered to Lender a current commitment for title insurance No. 24036 on March 20, 2000, which has been deemed satisfactory to Lender, in Lender's sole discretion, respecting the Project from the Title Company on a current ALTA extended form coverage basis which is acceptable to Lender (the "Title Commitment"). The Title Commitment shall have attached copies of all instruments which appear as exceptions to title in the Title Commitment. The Title Commitment shall also include a judgment search respecting Borrower and any other party that holds title to all or any portion of the Project.

         4.3 Opinion of Counsel. If required by Lender, Borrower has delivered to Lender an opinion from Borrower's counsel in form and content satisfactory to Lender.

         4.4 Appraisal. Borrower shall deliver the Appraisal to Lender within ninety (90) days after the Closing Date. The Appraisal shall be prepared by a certified general M.A.I. appraiser satisfactory to Lender.

         4.5 Environmental Report. Borrower shall deliver to Lender within ninety (90) days after the Closing Date, the Environmental Report satisfactory to Lender evidencing that there is no Hazardous Material on the Property and certifying that the Property will not be affected by any environmental regulations or ordinances of any municipal or state agency or board.

         4.6 Delivery of Loan Documents. All of the Loan Documents requested by Lender have been fully executed and the original executed documents delivered to Lender.

         4.7 Recording and Filing of Loan Documents. All of the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected and be first priority liens on the Collateral.
         4.8 First Lien on Collateral. The Trust Deed and other applicable Loan Documents shall constitute and create a valid first lien upon the Collateral, free of any prior mechanic's liens or materialmen's liens or special assessments for work completed or under construction on or before the Closing Date, subject only to the Permitted Encumbrances.

         4.9 Ground Lease. Borrower has provided Lender with evidence satisfactory to Lender that the Ground Lease is in full force and effect and that no default has occurred under the Ground Lease and no events have occurred nor do any conditions exist which with the giving of notice, the passage of time, or both, would constitute a default under the Ground Lease. Borrower has delivered to Lender the fully executed Ground Lease Estoppel Certificate from Ground Lessor.

         4.10 Leases. Borrower has entered into binding and enforceable leases for all or a portion of the Project upon terms and in a form acceptable to Lender, in Lender's sole discretion (the "Leases"). Borrower has delivered to Lender a copy of all Leases and evidence satisfactory to Lender that the Leases are in full force and effect and no event has occurred or condition exists which with the passage of time, the giving of notice, or both, would constitute a default under any of the Leases.

                                    ARTICLE 5

                              COVENANTS OF BORROWER

         Borrower agrees and covenants with Lender as follows:

         5.1 Assignment. Borrower shall not, without the prior written consent of Lender, mortgage, assign, convey, transfer, sell or otherwise dispose of or encumber the Project, Borrower's interest in the Project, or any part of the Project, or the income to be derived from the Project.

         5.2 Right of Inspection. Lender or Lender's agents shall at all times during the term of the Loan and at Borrower's expense have the right of entry upon and have free access to the Project and have the right to inspect all books, contracts and records of Borrower relating thereto.

         5.3 Insurance. Borrower shall provide and maintain, or cause to be provided and maintained, at all times, the insurance policies required to be provided and maintained pursuant to the Ground Lease, and the following insurance policies:

                  5.3.1 Liability Insurance. Bodily injury and general liability insurance with a single limit per accident or occurrence of not less than $1,000,000.00 acceptable to Lender insuring against any and all liability of the insured with respect to the Project or arising out of the maintenance, use or occupancy thereof.

                  5.3.2 Property Hazard Insurance. Multi-peril property damage insurance, including, without limitation, fixtures and personal property to the extent they are maintained on the Property, and providing, as a minimum, fire and extended coverage (including all perils normally covered by the standard "all risk" endorsement, if such is available) on a full replacement cost basis in an amount not less than 100% of the insurable value of the improvements, exclusive of the Property, foundations and other items normally excluded from coverage (based upon current replacement cost), with a single limit per accident or occurrence of not less than $1,000,000.00.

                  5.3.3 Worker's Compensation Insurance. Worker's compensation insurance against liability from claims of worker's with respect to and during the period of any work on or about the Property. Borrower shall require the Contractor and each of Borrower's subcontractors employed to perform work on the Property to deliver a certificate of worker's compensation insurance prior to the commencement of any work on the Property.

                  5.3.4 Flood Insurance. Flood insurance covering either the Principal Amount or the maximum amount of insurance available, whichever is more, or in lieu of such flood insurance, evidence, satisfactory to Lender, that no part of the Project is, or will be, within an area designated as a flood hazard area by the Federal Insurance Administration, Department of Housing and Urban Development.

                  5.3.5 Policies and Premiums. All policies of insurance required pursuant to this Section 5.3 shall be in form and substance acceptable to Lender and issued by insurance companies acceptable to Lender. No insurance company shall be acceptable to Lender unless it has a company rating of not less than "A" and a financial rating of not less than Class VII in the most recent edition of "Best's Insurance Reports". All policies of insurance required pursuant to the provisions of this Section 5.3 shall contain a standard "mortgagee protection clause", shall have attached a "lender's loss payable endorsement", and shall name Lender as an additional insured or loss payee, as appropriate. All such policies shall contain a provision that such policies will not be cancelled or materially amended by reduction of coverage by more than ten percent (10%) without at least thirty (30) days prior written notice to Lender.

         If Lender consents to Borrower providing any of the required insurance through blanket policies carried by Borrower and covering more than one location, then Borrower shall cause the insurance company to deliver to Lender a certificate of insurance in the form ACORD 27 of such policy which sets forth the coverage, the limits of liability, the name of the carrier, the policy number, expiration date and a statement that the insurance company will not cancel or materially modify by reduction of coverage by more than ten percent (10%) the coverage evidenced by the endorsement without first affording Lender at least thirty (30) days prior written notice. In the event Borrower fails to provide, maintain, keep in force or deliver to Lender the policies of insurance required by this Section 5.3, Lender may, but without any obligation to do so, procure such insurance for such risks covering Lender's interest and Borrower shall pay all premiums thereon promptly upon demand by Lender. If Borrower fails to pay any premiums after demand by Lender, Lender, at Lender's option, may advance any sums necessary to maintain and to keep in force such insurance. Any sums so advanced, together with interest on such sums at the then current rate under the Note, shall be secured by the Trust Deed.

         Borrower shall deliver to Lender a copy of the original of each of the policies of insurance that Borrower is required to obtain and maintain, or cause to be provided and maintained, under this Agreement.

         5.4 Repair and Restoration. If the Project is partially or wholly damaged or destroyed by fire or any other cause, and (a) all insurance proceeds received by Lender together with any cash funds delivered by Borrower to Lender are sufficient to fully restore and repair the Project as determined by Lender, in Lender's sole discretion, and (b) Borrower is not in default under any of the Loan Documents, Lender shall disburse such proceeds in the manner provided herein for the disbursement of the proceeds of the Loan toward the cost of such restoration and repair. If Lender determines that such proceeds together with any cash funds provided by Borrower are insufficient to fully restore the Project, Lender will apply any sums received by Lender under this Section first to the payment of all of Lender's costs and expenses (including but not limited to legal fees and costs) incurred in obtaining those sums, and then, in Lender's sole discretion and without regard to the adequacy of its security, to the payment of the Loan. If the amount of such proceeds exceeds the cost of restoration of the Project, Lender shall apply the excess proceeds to the payment of the Loan. If the proceeds of insurance are used to restore the Project and if the total estimated cost to restore the Project exceeds the amount of the proceeds of insurance, Borrower shall deliver to Lender prior to any disbursement of the proceeds of insurance, an amount equal to such difference in cash or cash equivalents satisfactory to Lender. After all obligations of Borrower under the Loan Documents have been paid in full, then all proceeds in excess of such obligations will be paid to Borrower.

         5.5 Taxes and Impositions. Borrower shall promptly pay and discharge all lawful federal and state taxes and assessments imposed upon the Project or upon Borrower before they become past due and delinquent in accordance with the procedures and upon the terms set forth in the Trust Deed.

         5.6 Hazardous Materials. Borrower shall not cause or permit any Hazardous Materials to be placed, held, located or disposed of on, under or at the Project or any part thereof which are in violation of any Environmental Laws or the Ground Lease. Borrower further agrees to give notice to Lender immediately upon Borrower's learning of the presence of any Hazardous Materials on the Property, to promptly comply with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials, and to defend, indemnify and hold harmless Lender from any and all liabilities, claims, losses or costs (including, without limitation attorneys' fees) which may now or in the future be paid, incurred or suffered by or asserted against Lender by any person, entity or governmental agency with respect to the presence of Hazardous Materials on the Property or discharge of Hazardous Materials from the Property. Borrower's covenants in this Section shall survive payment of the Loan and foreclosure or other transfer of the Property.

         At any time  Lender,  in good  faith,  has reason to believe  Hazardous
Materials have been placed, held, located or disposed of on, under or at the Property or any part thereof, other than as stated in the Environmental Report, and upon written request by Lender and at Borrower's cost and expense, Borrower shall provide Lender with an Environmental Compliance Audit Certificate, effective as of a date no earlier than the date of the notice. Borrower shall certify to Lender in writing within thirty (30) days of the notice that the Project is in full compliance with Environmental Laws. In the event Borrower fails or refuses promptly to provide Lender with an Environmental Compliance Audit Certificate when required, Lender may, at Borrower's risk and expense, arrange to obtain such a certificate. In the event the Project is in a condition such that an Environmental Compliance Audit Certificate cannot be issued, Borrower agrees, at its own cost and expense, to take all action necessary to bring the Project into compliance with all Environmental Laws, including all remediation and clean-up, so an Environmental Compliance Audit Certificate can be issued. Lender and any consultant retained by or for the benefit of Lender shall have the right, without further permission from or notice to Borrower, to enter upon the Project for the purpose of performing any examination or testing required in order to provide such a certificate, and Borrower shall provide the consultant with reasonable access to Borrower's records for such purposes. Any costs incurred by Lender in obtaining such a certificate shall be added to the Principal Indebtedness and shall be immediately due and payable, and shall bear interest at the default rate provided in the Note from the date incurred until paid by Borrower.

         5.7 No Disposition or Merger Without Lender's Consent. Borrower shall not enter into any merger with any third party, or otherwise dispose of an aggregate of more than ten percent (10%) of the total value of Borrower's assets as of the date of disposition other than in the ordinary course of Borrower's business.

         5.8 Leases. Borrower shall not enter into any lease or leases of all or any portion of the Project without the prior written consent of Lender. Borrower shall maintain all such leases approved by Lender, which shall be included in the definition of "Leases" under this Agreement, in full force and effect. Borrower shall notify Lender of any breach of any of the terms and conditions of any of the Leases within fifteen (15) days of such breach. Borrower agrees that the Leases shall not be materially amended or modified without the prior written consent of Lender.

         5.9 Financial Statements. Borrower covenants that it shall timely file with the Securities and Exchange Commission any and all reports required to be filed pursuant to the Securities and Exchange Act of 1934, as amended, including any applicable extension period. As to all financial statements and reports which Borrower has furnished or may in the future furnish to Lender, Borrower acknowledges and agrees that it has a fiduciary duty to ensure that such statements and reports are accurate and complete.

         Until requested otherwise by Lender, Borrower shall provide the following financial statements and reports to Lender:

                  5.9.1 Annual Reports. Furnish to Lender promptly following the filing of such report with the Securities and Exchange Commission (i) a copy of Borrower's Annual Report on Form 10-K for each fiscal year; and (ii) copies of any final management letters or other final reports and schedules submitted by Borrower's officers to Borrower's Board of Directors, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of Borrower and its subsidiaries for such year, setting forth in each case in comparative form the figures from Borrower's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices, consistently applied, and audited by nationally recognized independent certified public accounts. If Borrower is no longer required to file Annual Reports on Form 10-K, Borrower shall, within ninety (90) days following the end of each respective fiscal year, deliver to Lender a copy of such balance sheets, statements of income and statements of cash flows.

                  5.9.2 Quarterly Reports. Furnish to Lender promptly following the filing of such report with the Securities and Exchange Commission, a copy of each of Borrower's Quarterly Reports on Form 10-Q, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, a consolidated statement of income and consolidated statements of cash flows of Borrower and its subsidiaries for the respective fiscal quarter and for the year-to-date, setting forth in each case in comparative form the figures from the comparable periods in Borrower's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principals and practices (except as otherwise permitted by Form 10-Q), consistently applied, but all of which may be unaudited. If Borrower is no longer required to file Quarterly Reports on Form 10-Q, Borrower shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to Lender a copy of such balance sheets, statements of income and statements of cash flows.

                  5.9.3 Monthly Reports. Monthly financial statements, limited to an aging of payables and receivables, prepared by Borrower for each calendar month in a form acceptable to Lender, shall be delivered to Lender within ten
(10) days of the end of each month during the term of the Loan. The complete monthly financial statements shall be delivered to Lender within forty-five (45) days of the end of each month (excepting sixty (60) days for December), which shall be prepared consistently with accounting standards acceptable to Lender, and shall accurately represent the actual financial condition of Borrower as of the date thereof, and accurately represent the results of operations for the period covered thereby.

                  5.9.4 Compliance Certificate. Concurrently with the submission of the Form 10-Q, Borrower shall submit to Lender a compliance certificate in a form acceptable to Lender certifying that Borrower is in compliance with all terms and conditions of this Agreement, including compliance with the financial covenants provided in this Section 5.9. The compliance certificate shall include the data and calculations supporting all financial covenants, whether in compliance or not, and shall be signed by the chief executive officer, treasurer, or chief financial officer of Borrower.

         If any financial reports required to be provided by this Section 5.9 are not timely provided to Lender, then there shall be immediately due and owing from Borrower to Lender a late fee of $100.00 per day for each delinquent financial report, which late fee shall be payable in cash. Nothing in this
Section 5.9 shall be construed to alter, impair or infringe upon Lender's right to declare an Event of Default as provided in this Agreement or to alter or extend the time limits for cure of a non-monetary default as provided in Article 6 of this Agreement.

         5.10 Title Policy. Within ten (10) days after the Closing Date, Borrower shall deliver to Lender a policy of title insurance on the Property which shall (a) be an ALTA extended coverage mortgagee's policy, (b) show Ground Lessor as the sole owner of marketable, fee simple title to the Property and Borrower as the sole ground lessee of the Property, (c) be in the total amount of the Principal Amount, and (d) be issued by a title insurance company satisfactory to Lender through the Title Company (the "Title Policy"). The Title Policy shall insure that the Trust Deed is a valid first mortgage lien against the Property and that the Property is free and clear of all liens, encumbrances and other exceptions to title, except the Permitted Encumbrances. The Title Policy shall include such additional terms and special endorsements upon issuance as may be required by Lender, including, but not limited to, a foundation endorsement (CLTA 102.5 or its equivalent) to the Title Policy showing no encroachments.

         5.11 Required Notices. Borrower shall give Lender prompt written notice of the following:

                  5.11.1 Any asserted litigation of any kind which might subject Borrower to any liability in an aggregate amount in excess of $1,000,000.00, whether covered by insurance or not and any litigation involving the Property.

                  5.11.2 All complaints and charges made by any governmental agency affecting the Property or exercising supervision or control of Borrower or Borrower's business which may impair the security of Lender.

                  5.11.3 Any acceleration of any other indebtedness incurred by Borrower.

                  5.11.4 Any event or conditions which constitute an Event of Default or, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

                  5.11.5 Any material adverse change in the financial condition of Borrower.

         5.12 Change of Business. Borrower shall not materially modify or change the nature or type of its business without the prior written consent of Lender.

         5.13 Dividends and Loans. Borrower shall not (a) declare or pay any dividends except as are mandatorily required on Borrower's preferred stock, (b) purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding in excess of $2,000,000.00 for any year, (c) make any distribution of assets to its stockholders, investors, or equity holders, whether in cash, assets, or in obligations of Borrower, (d) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock or equity interests in excess of $2,000,000.00 for any year, or (e) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or equity interests, in excess of $250,000.00. It is expressly agreed upon between Borrower and Lender that this covenant does not apply to any distributions made by Borrower to any of Borrower's non-borrowing subsidiaries.

         Borrower shall not make any loans or pay any advances of any nature whatsoever to any person or entity, except advances in the ordinary course of business to vendors, suppliers, and contractors. This covenant does not apply to any loans or advances made by Borrower to any of Borrower's non-borrowing subsidiaries.

         5.14 Restriction of Debt. Except for the Trust Deed, during the term of the Loan, Borrower shall not, without the prior written consent of Lender, create, incur, assume, or suffer to exist any debt or any encumbrance, mortgage or lien upon the Project except as permitted by this Section 5.14. Debt means
(1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property or services (including trade obligations);
(4) obligations as lessee under capital leases; (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit; (7) obligations under acceptance facilities; (8) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or entity, or otherwise to assure a creditor against loss; and (9) obligations secured by any mortgage, deed of trust, lien, pledge, or security interest or other charge or encumbrance on property, whether or not the obligations have been assumed.

         Permitted exceptions to this covenant are: (1) debt contemplated by this Agreement; (2) accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the due date (provided that the due date is not more than sixty (60) days after the original invoice date) to the extent that such accounts payable in excess of ninety (90) days past due do not exceed twenty-five percent (25%) of the total accounts payable to trade creditors; (3) current operating liabilities (other than for borrowed money) which are not more than ninety (90) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;
(4) debt due not in excess of $2,000,000.00 and not to exceed an aggregate, outstanding principal amount of $2,000,000.00, for purchase money capital leases; and (5) draws under the letter of credit or surety bond facilities either heretofore arranged or anticipated to be established with First Security Bank ($5,000,000.00) and AIG Insurance Company ($10,000,000.00). New or
replacement real property leases and operating leases are exempt from the $2,000,000.00 limitation of this exception.

         5.15 Net Earnings. Borrower shall achieve net after tax earnings (losses) in each quarter during the term of the Loan so that on a cumulative basis, the net year to date profit (loss) shall not be less (greater) than the following amounts at each respective quarter end:

         Tier                First Quarter         Second Quarter          Third Quarter         Fourth Quarter
                                 2000                   2000                   2000                   2000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Tier I                        (3,750,000)            (3,000,000)            (1,750,000)             2,500,000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Tier II                       (4,250,000)            (3,750,000)            (3,750,000)            (3,250,000)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

         Borrower and Lender agree that if during any quarter of the term of the Loan, Borrower fails to fully keep the covenants of Tier I financing as set forth in this Section 5.15, Borrower, with respect to such non-qualifying quarter, shall be subject to the interest rate and quarterly fee assessments for Tier II financing as set forth in Sections 2.2 and 2.3.2 of this Agreement. If at any time during the term of the Loan, Borrower fails to fully satisfy any of the Tier II financial covenants, such violation shall constitute an Event of Default under this Agreement and no further draws under the Loan shall be allowed.

         5.16 Net Working Capital. Borrower shall achieve and maintain minimum Net Working Capital at each quarter end of the year 2000 as follows: (i) $90,000,000 for the first quarter, (ii) $90,000,000 for the second quarter,
(iii) $95,000,000 for the third quarter, and (iv) $100,000,000 for the fourth quarter. For purposes of this Section 5.16, net working capital is defined as adjusted current assets less current liabilities. Adjusted current assets is defined as current assets less that portion of unbilled costs which exceeds the maximum unbilled costs allowed in each quarter as shown below:

                             First Quarter         Second Quarter          Third Quarter         Fourth Quarter
                                 2000                   2000                   2000                   2000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Maximum Unbilled Costs        90,000,000             80,000,000             70,000,000             70,000,000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


         5.17 Limitations on Advances Under the Note. Notwithstanding anything to the contrary in this Agreement, the Note, or any other Loan Document, Borrower and Lender agree as follows: (i) At no time during the term of the Loan shall any advances be made, or total amounts outstanding under the Loan, exceed the amount of seventy percent (70%) of the gross trade accounts receivable owned by Borrower, excluding any and all trade accounts receivable of Borrower's subsidiaries and affiliates; and (ii) In no event shall the Loan to value ratio, based on the Appraisal value of the Property, exceed the sum which is equal to sixty percent (60%) of the Appraisal value of the Property.

                                    ARTICLE 6

                                EVENTS OF DEFAULT

         6.1 Event of Default. Fifteen (15) days after written notice from Lender to Borrower for monetary defaults and thirty (30) days after written notice from Lender to Borrower for non-monetary defaults, if such defaults are not cured within such fifteen (15) day or thirty (30) day periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

                  6.1.1 Default in Payment. If Borrower fails to make any payment due and payable under the terms of the Note, this Agreement or any other Loan Document.

                  6.1.2 Representations and Warranties. If any of the representations and warranties made by Borrower in this Agreement, or in any other Loan Document, shall be materially false or misleading at any time during the term of the Loan.

                  6.1.3 Covenants. If Borrower shall be in default under any of the terms, covenants, conditions, or obligations in this Agreement, or in any other Loan Document, including, but not limited, the financial covenants set forth in Sections 5.15 and 5.16 of this Agreement.

                  6.1.4 Cross Default. If a default occurs or any event occurs or condition exists, which with the passage of time, the giving of notice, or both, would constitute a default, occurs on any indebtedness of Borrower to Lender under any note, indenture, agreement, or undertaking, including, but not limited to, Borrower's business bank cards.

                  6.1.5 Leases. If a default on the part of Borrower occurs under any of the Leases, or any event occurs or condition exists, which with the passage of time, the giving of notice, or both, would constitute a default under any of the Leases.

                  6.1.6 Ground Lease. If any default on the part of Borrower occurs under the Ground Lease, or any event occurs or condition exists, which with the passage of time, the giving of notice, or both, would constitute a default under the Ground Lease.

                  6.1.7   Dissolution.   If  Borrower   becomes   dissolved   or
terminated.

                  6.1.8 Receiver. If a receiver, trustee, or custodian is appointed for any material part of Borrower's property, or any material part of Borrower's property is assigned for the benefit of creditors.

                  6.1.9 Impairment to Lien. If at any time the Trust Deed or any other applicable Loan Document creating a lien on any of the Collateral may be impaired by any lien, encumbrance or other defect other than the Permitted Encumbrances.

                  6.1.10 Bankruptcy. If a petition in bankruptcy is filed against Borrower, and such petition is not dismissed within one hundred twenty
(120) days of filing, a petition in bankruptcy is filed by Borrower or any Guarantor of the Loan or a receiver or trustee of the property of Borrower is appointed; or if Borrower files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

                  6.1.11 Judgment or Attachment. If a judgment is entered against Borrower or any attachment be made for an amount in excess of $100,000.00 and such judgment or attachment is not paid or otherwise fully satisfied within thirty (30) days of the date it is entered, or appealed to the appropriate appellate court and obtains a stay from the execution on said judgment by the posting of a supersedeas bond.

                                    ARTICLE 7

                                    REMEDIES

         7.1 Termination and Acceleration. Upon the occurrence of an Event of Default under this Agreement, all obligations of Lender under this Agreement, and under the other Loan Documents at the election of Lender, shall cease and terminate and Lender may declare the entire unpaid Principal Indebtedness immediately due and payable and may foreclose the Trust Deed and any other Collateral in accordance with the Loan Documents, and exercise all remedies available to a mortgagee under the Ground Lease, and may apply the undisbursed Loan proceeds against the Principal Indebtedness owed to Lender by Borrower.

         7.2 Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted in this Agreement, the Ground Lease, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient. Any forbearance or delay by Lender in exercising any of its rights, remedies, and powers shall not be deemed to be a waiver and the exercise or partial exercise of any right, remedy, or power, and shall not preclude the further exercise of such right, remedy, and power and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender.

         7.3 Attorney-in-Fact. Upon the occurrence of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender Borrower's true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments with respect to the Loan, except to increase the Principal Amount thereof for any purpose other than the protection of the Collateral and Lender's interest therein. This power of attorney is irrevocable and is coupled with an interest.

                                    ARTICLE 8

                                   ARBITRATION

         8.1      Arbitration Disclosures.

                  8.1.1 ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

                  8.1.2 EXCEPT AS OTHERWISE PROVIDED IN SECTION 8.2.4 OF THIS AGREEMENT, IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

                  8.1.3 DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

                  8.1.4 ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

                  8.1.5 A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

                  8.1.6 IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

         8.2 Arbitration Provisions. This concerns the resolution of any claim or controversy between or among the parties. In this regard:

                  8.2.1 Any claim or controversy ("Dispute") between or among the parties, and their assigns, including, but not limited to, Disputes arising out of or relating to the Loan, the Collateral, this Agreement, the Note, the Loan Documents, this Article 8 Arbitration ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including, but not limited to, a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association ("the Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this Agreement or Related Documents. The provisions of this arbitration clause shall supercede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

                  8.2.2 The arbitration proceedings shall be conducted in Salt Lake City, Utah, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one-hundred-fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this Agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

                  8.2.3 The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to an aware of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

                  8.2.4 Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

                  8.2.5 No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator, however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party-upon the request of the initiating party-must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

                  8.2.6 Notwithstanding the applicability of any other law to this Agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq., shall apply to the construction and interpretation of this arbitration clause.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Non-Waiver. No advance of Loan proceeds under this Agreement shall constitute a waiver of any of the conditions to be performed by Borrower and in the event Borrower is unable to satisfy any such conditions Lender shall not be precluded from declaring such failure to be an Event of Default.

         9.2 Derivative Rights. Any obligation of Lender to make disbursements under this Agreement is imposed solely and exclusively for the benefit of
Borrower and no other person, firm or corporation shall, under any circumstances, be deemed to be a beneficiary of such condition, nor shall it have any derivative claim or action against Lender.

         9.3 Survival. All representations, warranties and covenants by Borrower shall survive the making of the disbursements under the Loan and the provisions of this Agreement shall be binding upon Borrower, Borrower's successors and assigns and inure to the benefit of Lender, Lender's successors and assigns.

         9.4 Conflict. The Note, Trust Deed, and all other Loan Documents shall be subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement. In the event there is any conflict between the terms and conditions of this Agreement, the Note, Trust Deed, or any other Loan Document, this Agreement shall prevail.

         9.5 Assignment. Lender may assign the Loan Documents, in whole or in part, to any other person, firm or corporation provided that all provisions of this Agreement shall continue to apply in conjunction with the other Loan Documents. Borrower shall not assign this Agreement, or any interest of Borrower in or to this Agreement, the Loan proceeds, or any of the Loan Documents without the prior written consent of Lender. Any dissolution of Borrower or any transfer of any interest in the Borrower without the prior written consent of Lender shall be assumed to be an assignment in violation of this Section.

         9.6 Notices. All notices shall be in writing and shall be deemed to have been sufficiently given or served when personally delivered, deposited in the United States mail, by registered or certified mail, or deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as follows:

         Lender:                            Zions First National Bank
                                            Commercial Loan Department
                                            P.O. Box 25822
                                            One South Main Street
                                            Salt Lake City, Utah 84125
                                            Attn: Michael R. Brough

         With copies to:                    Callister Nebeker & McCullough
                                            Gateway Tower East, Suite 900
                                            10 East South Temple
                                            Salt Lake City, Utah 84133
                                            Attn: T. Richard Davis

         Borrower:                      Evans & Sutherland Computer Corporation
                                        600 Komas Drive
                                        Salt Lake City, Utah 84108
                                        Attn: Chief Financial Officer

                                        Evans & Sutherland Computer Corporation
                                        600 Komas Drive
                                        Salt Lake City, Utah 84108
                                        Attn: Treasurer

         With copies to:                Snell & Wilmer, L.L.P. Law Offices
                                        15 West South Temple, Suite 1200
                                        Gateway Tower West
                                        Salt Lake City, Utah 84101
                                        Attn: Brian D. Cunningham

Such addresses may be changed by notice to the other party given in the same manner provided in this Section.

         9.7 Indemnification. Borrower agrees to pay, protect, defend, indemnify and hold harmless Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Lender of this Agreement, the Loan Documents, or any of the agreements, documents, obligations, or transactions contemplated by this Agreement, including, without limitation, any claims, liabilities, or causes of actions related to any Hazardous Materials located on, in, or under the Property, but excluding any such claims based upon breach or default by Lender or gross negligence or willful misconduct of Lender. This indemnification shall survive the payment of the Loan, reconveyance of the Trust Deed, and termination of this Agreement.

         Lender shall have the control of the defense of any such claims, but agrees to act reasonably in the defense of any such claims. Lender is hereby authorized to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

         Any indemnification amount owing to Lender pursuant to this Section 9.7 shall be secured by the Loan Documents and Collateral except that, notwithstanding anything to the contrary in this Agreement or the Loan Documents, any such indemnification amount owing to Lender shall not be secured in any way by the Property on, in or under which any Hazardous Materials is located.

         9.8 Terms. Whenever used in this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         9.9 Joint and Several Liability. All obligations and liabilities of Borrower imposed in this Agreement, or in any of the other Loan Documents upon Borrower shall be joint and several.

         9.10 Multiple Borrowers. If Borrower is comprised of more than one person or entity, the term Borrower shall refer to each such separate person or entity, and the obligations of Borrower shall apply individually and collectively to each such person and entity, unless specifically provided otherwise in this Agreement.

         9.11 Disclosure of Financial and Other Information. Borrower hereby consents to Lender disclosing to any other lender who may participate in the Loan, any and all information, knowledge, reports, and records, including, without limitation, financial statements, relating in any manner whatsoever to the Loan and Borrower, provided that any other such lender execute a confidentiality agreement in a form acceptable to Borrower and Lender.

         9.12  Invalidity.  The invalidity of any one or more or any part of the
conditions,   covenants,  articles,  sections,  phrases  or  sentences  of  this
Agreement shall not affect the remaining portions of this Agreement.

         9.13 Governing Law. This Agreement and all matters relating to this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Utah.

         9.14 No Partnership. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as it may exercise its rights and remedies provided in the Loan Documents.

         9.15 Attorneys' Fees. Upon the occurrence of an Event of Default, Lender may employ an attorney or attorneys to protect Lender's rights under this Agreement, and Borrower shall pay Lender reasonable attorneys' fees and costs actually incurred by Lender, whether or not action is actually commenced against Borrower by reason of such breach. Borrower shall also pay to Lender any reasonable attorneys fees and costs incurred by Lender with respect to any insolvency or bankruptcy proceeding or other action involving Borrower or any guarantor as a debtor. If Lender exercises the power of sale contained in the Trust Deed or initiates foreclosure proceedings, Borrower shall pay all reasonable costs incurred and attorney fees and costs as provided in the Trust Deed.

         9.16 Setoff. In addition to any rights and remedies of Lender provided by law, if any Event of Default exists, Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender to or for the credit or the account of Borrower against any and all obligations of Borrower under the Loan or any of the Loan Documents, now or hereafter existing, irrespective of whether or not Lender shall have made demand under the Loan, or otherwise, or under any Loan Document and although such amounts owed may be contingent or unmatured. Lender agrees promptly to notify Borrower after any such setoff and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this
Section 9.16 are in addition to the other rights and remedies (including other rights of setoff) which Lender may have.

         9.17 Waiver of Claims. Borrower (i) represents that Borrower has no defenses to or setoffs against any indebtedness or other obligations owing to Lender or Lender's affiliates, nor claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to any indebtedness or other obligations owing to Lender or Lender's affiliates, and (ii) releases Lender and Lender's affiliates from all claims, causes of action, and costs, in law or equity, existing as of the Closing Date, which Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to any indebtedness or other obligations owing to Lender or Lender's affiliates, including the subject matter of this Agreement. This provision shall not apply to claims for performance of express contractual obligations owing to Borrower by Lender or Lender's affiliates.

         9.18 Severability of Invalid Provisions. With respect to this Agreement and all other Loan Documents, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.19 Integrated Agreement and Subsequent Amendment. The Loan Documents, and the other agreements, documents, obligations, and transactions contemplated by this Agreement constitute the entire agreement between Lender and Borrower with respect to the subject matter of these agreements, and may not be altered or amended except by written agreement signed by Lender and Borrower. PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

         All prior and contemporaneous agreements, arrangements and understandings between the parties to this Agreement as to the subject matter of this Agreement, are, except as otherwise expressly provided in this Agreement, rescinded.

         DATED: March 31, 2000.

BORROWER

                          EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation


                          By:      /S/ R. GAYNOR
                                   Richard J. Gaynor
                                   Vice President and Chief Financial Officer

LENDER

                           ZIONS FIRST NATIONAL BANK,
                         a national banking association



                                            By:      /S/ M. BROUGH
                                                     Michael R. Brough
                                 Vice President

STATE OF UTAH     )
                                            : ss.
COUNTY OF SALT LAKE        )

         The foregoing instrument was acknowledged before me this day of May, 2000, by Richard J. Gaynor, Vice President and Chief Financial Officer of Evans & Sutherland Computer Corporation, a Utah corporation.


                                  NOTARY PUBLIC

My Commission Expires:     Residing At:





STATE OF UTAH     )
                                      : ss.
COUNTY OF SALT LAKE        )

         The foregoing instrument was acknowledged before me this _____ day of May, 2000, by Michael R. Brough, Vice President of Zions First National Bank, a national banking association.


                                  NOTARY PUBLIC

My Commission Expires:     Residing At:





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


                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION


         The real property located in Salt Lake County, State of Utah, and more particularly described as follows:

                            [SEE ATTACHED EXHIBIT A]

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